Exhibit 99.1

ARCH THERAPEUTICS ANNOUNCES $2.5 MILLION REGISTERED DIRECT OFFERING

FRAMINGHAM, Mass., October 17, 2019 (GLOBE NEWSWIRE) -- Arch Therapeutics, Inc. (OTCQB: ARTH) ("Arch" or the "Company"), developer of novel liquid, gel and solid hemostatic and wound care devices, today announced that it has entered into definitive agreements with several institutional and accredited investors for the purchase in a registered direct offering of 14,285,714 shares of its common stock and warrants to purchase up to 14,285,714 shares of its common stock, at a combined purchase price of $0.175 per share and related warrant. The offering is expected to close on or about October 18, 2019, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The warrants have an exercise price of $0.22 per share of common stock, will be exercisable immediately upon issuance and will expire five years from the issuance date.

The gross proceeds of the offering are expected to be approximately $2.5 million, before deducting the placement agent’s fees and other estimated offering expenses. Arch currently intends to use the net proceeds from the offering primarily for working capital and general corporate purposes.

The securities described above are being offered by Arch pursuant to a “shelf” registration on Form S-3 (File No. 333-213878) previously filed with the Securities and Exchange Commission (the “SEC”) on September 30, 2016, amended on October 17, 2016 and declared effective by the SEC on October 20, 2016. The offering of the securities will be made only by means of a prospectus supplement that forms a part of the registration statement. A final prospectus supplement and accompanying base prospectus relating to the securities being offered will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying base prospectus may be obtained, when available, on the SEC’s website at www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at 646-975-6996 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Arch Therapeutics, Inc.

Arch Therapeutics, Inc. is a biotechnology company developing a novel approach to stop bleeding (hemostasis), control leaking (sealant) and manage wounds during surgery, trauma and interventional care. Arch is developing products based on an innovative self-assembling barrier technology platform with the goal of making care faster and safer for patients. Arch's development stage product candidates include AC5™ Topical Gel, AC5™ Topical Hemostat1 and AC5™ Surgical Hemostat.1

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, statements regarding the registered direct offering, timing, the amount and anticipated use of proceeds from the offering, references to novel technologies and methods, our business and product development plans and projections, or market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, risks and uncertainties associated with general economic and market conditions and the satisfaction of customary closing conditions, the inherent uncertainties associated with developing new products or technologies and operating as a development stage company, our ability to retain important members of our management team and attract other qualified personnel, our ability to raise the additional funding we will need to continue to pursue our business and product development plans, our ability to obtain required regulatory approvals, our ability to produce commercial quantities of our products within projected timeframes, our ability to develop and commercialize products based on our technology platform, and market conditions. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents we file with the SEC, available at www.sec.gov.

Source: Arch Therapeutics, Inc.

Contact

ARTH Investor Relations

Toll Free: +1-855-340-ARTH (2784) (US and Canada)

Email: investors@archtherapeutics.com

Website: www.archtherapeutics.com

or

Richard Davis

Chief Financial Officer

Arch Therapeutics, Inc.

Phone: 617-431-2308

Email: rdavis@archtherapeutics.com

Website: www.archtherapeutics.com

1.	AC5 Topical Hemostat and AC5 Surgical Hemostat are currently investigational devices limited by law to investigational use.